EXHIBIT 99.1

TRHC Adds Ron Mitchell to its Board of Directors

Ron Mitchell, Co-Founder and CEO of Humanity Health, joins Board of Directors

MOORESTOWN, N.J., (October 11, 2022) - Tabula Rasa HealthCare, Inc.® (TRHC) (NASDAQ: TRHC), a leading healthcare technology company advancing the safe use of medications, today announced that Ron Mitchell, co-founder and Chief Executive Officer of Humanity Health Inc. (Humanity Health), joined TRHC’s Board of Directors (Board). Humanity Health is the premier career acceleration and talent sourcing platform for underrepresented leaders in healthcare and life sciences.

Michael Purcell, Independent Chair of the Board, commented, “One of the company’s near-term strategic priorities is fostering a high-performing team, recognizing the importance of retaining, rewarding, and developing TRHC’s team members. Ron brings a wealth of experience in talent acquisition and development for fast growing healthcare companies, and we are thrilled to have him join the Board.”

Mr. Mitchell replaces A Gordon Tunstall, who retired from the Board on October 6, 2022 as part of the broader management and Board changes announced on September 14, 2022 and the cooperation agreement that TRHC previously entered into with its largest stockholder, Indaba Capital. Mr. Mitchell has built and managed technology-enabled consumer and enterprise software as a service (SaaS) businesses delivering talent development and workforce solutions including Hcareers and CareerCore.

"I am extremely excited to join the TRHC Board at such an important time for the company,” said Mr. Mitchell. “TRHC’s innovative approach to medication management continues to transform the industry and positively impact the lives of an aging population. I believe the end markets in which TRHC operates, focused on value-based care, will continue to provide tremendous opportunities for growth."

About Tabula Rasa HealthCare

Tabula Rasa HealthCare (TRHC) (NASDAQ: TRHC) provides medication safety solutions that empower healthcare professionals and consumers to optimize medication regimens, combating medication overload and reducing adverse drug events – the fourth leading cause of death in the US. TRHC’s proprietary technology solutions, including MedWise®, improve patient outcomes, reduce hospitalizations, and lower healthcare costs. TRHC’s extensive clinical tele-pharmacy network improves care for patients nationwide. Its solutions are trusted by health plans and pharmacies to help drive value-based care. For more information, visit TRHC.com.

Statement Regarding Forward-Looking Information

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give current expectations or forecasts of future events or TRHC’s future financial or operating performance and include TRHC’s expectations regarding certain leadership changes and the effects thereof, available opportunities to TRHC, the financial and operating performance of TRHC, the creation of stockholder value, the plans and objectives of management, and TRHC’s strategic initiatives and the anticipated benefits thereof. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions. These forward-looking statements are based on management’s good-faith expectations, judgements, and assumptions as of the date of this press release. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: the impacts of the ongoing COVID-19 pandemic; TRHC’s continuing losses and need to achieve profitability; fluctuations in THRC’s financial and operating results; the volatility of TRHC’s stock price; the extent to which TRHC is successful in gaining new long-term relationships with clients or retaining existing clients; the acceptance and use of TRHC products and services by PACE organizations; the need to innovate and provide useful products and services; risks related to changing healthcare and other applicable governmental regulations; TRHC’s ability to maintain relationships with a specified drug wholesaler; increasing consolidation in the healthcare industry; competition from a variety of companies in the healthcare industry; managing TRHC’s growth effectively; TRHC’s ability to retain clients and employees given the leadership transitions; TRHC’s ability to adequately protect its intellectual property; the requirements of being a public company; TRHC’s ability to recognize the expected benefits from acquisitions on a timely basis or at all; fluctuations in operating results; TRHC’s ability to manage its cash flows; failure or disruption of TRHC’s information technology and security systems; dependence on TRHC’s senior management and key employees; TRHC’s future indebtedness and TRHC’s ability to obtain additional financing, reduce expenses, or generate funds when necessary; macroeconomic conditions, including the impact of inflation, on TRHC’s business and operations; and the other risk factors set forth from time to time in TRHC’s filings with the Securities and Exchange Commission (“SEC”), including those factors discussed under the caption “Risk Factors” in TRHC’s most recent Annual Report on Form 10-K, filed with the SEC on February 25, 2022, and in subsequent reports filed with or furnished to the SEC, copies of which are available free of charge within the Investor Relations section of the TRHC website http://ir.trhc.com or upon request from TRHC’s Investor Relations Department. TRHC assumes no obligation and does not intend to update these forward-looking statements, except as required by law, to reflect events or circumstances occurring after today’s date.

TRHC Media Contact	TRHC Investors

Anthony Mirenda	Frank Sparacino
amirenda@trhc.com	fsparacino@trhc.com
908-380-2143	866.648.2767